EXHIBIT 10.4

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into on and as of August 24, 2012, by and between Therapeutic Solutions International, Inc., a Nevada corporation (“TSOI”), and James P. Boyd (“Stockholder”).

RECITALS

A.

Concurrently with the execution of this Agreement, TSOI, Stockholder and/or certain other parties are entering into a Master Dispute Resolution Agreement, an Escrow Agreement (“Escrow Agreement”), and a License Agreement (collectively, the “Related Agreements”). Capitalized terms used but not defined herein shall have the meanings given to them in the Related Agreements.

B.

As of the date hereof, Stockholder is the owner of shares of TSOI common stock represented, or ostensibly represented, by TSOI common stock certificates NS1-1044 and NS1-1058 (all such shares, the “Shares”).

C.

As a material inducement to TSOI to enter into the Related Agreements, TSOI desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares as specified herein.

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

1.

Voting of Shares.

1.1

Agreement to Vote Shares. Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until February 1, 2013, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of TSOI, however called, and in any action by written consent of the stockholders of TSOI, Stockholder shall appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all Shares: (i) in favor of any proposal which is hereafter approved by TSOI’s Board of Directors, to amend TSOI’s articles of incorporation solely to change the number of authorized shares of common stock of TSOI to any number of shares which is designated in such proposal and which is at least 100,000,000; and (ii) to abstain as to any and all other proposals of any kind and on any subject whatsoever.

1.2

Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to TSOI a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

2.

Transfer and Other Restrictions. Stockholder represents, covenants and agrees that, except for the proxy granted in Section 1.2 hereof and as contemplated by this Agreement: (i) Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until February 1, 2013, offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any encumbrance of any nature whatsoever with respect to, any or all of the Shares or any interest therein; (ii) Stockholder shall not grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of Shares (each a “Voting Proxy”) except as provided by this Agreement; and (iii) Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked. Notwithstanding the foregoing, and for avoidance of doubt, Stockholder is not restricted by this Agreement from transferring or otherwise disposing of any shares of common stock of TSOI, other than the Shares.

3.

Representations and Warranties of Stockholder. Stockholder represents and warrants to TSOI that:

3.1

Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, violate any agreement to which Stockholder is a party. .

3.2

Litigation. To the knowledge of Stockholder there is no action pending or threatened with respect to his ownership of the Shares, nor to the knowledge of Stockholder is there any judgment, decree, injunction or order of any applicable governmental entity or arbitrator outstanding which would prevent the carrying out by Stockholder of his obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

3.3

Title. The Shares are free and clear of any encumbrances that, individually or in the aggregate, would impair the ability of Stockholder to perform Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby.

3.4

Power. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 and Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

4.

Representations and Warranties of TSOI. TSOI represents and warrants to Stockholder that:

4.1

Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, violate any agreement to which TSOI is a party.

4.2

Litigation. To the knowledge of TSOI there is no action pending or threatened with respect to Stockholder’s ownership of the Shares, nor to the knowledge of TSOI is there any judgment, decree, injunction or order of any applicable governmental entity or arbitrator outstanding which would prevent the carrying out by Stockholder of his obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

5.

Further Assurances. Subject to the terms of this Agreement, from time to time, Stockholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.

Miscellaneous. .

6.1

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.2

Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.3

Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that TSOI may be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to TSOI upon any such violation, TSOI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to TSOI at law or in equity and Stockholder hereby irrevocably and unconditionally waives any objection to TSOI seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

6.4

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

6.5

 Entire Agreement. The Related Agreements, this Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

6.6

 Extension of Date. In the event that TSOI has satisfied all seven of the conditions set forth in Section 3 of the Escrow Agreement but, nonetheless, as a result of an objection, claim or demand presented by Stockholder or any Affiliate of Stockholder (or any lawyer for Stockholder or any Affiliate of Stockholder), the Escrow Agent has not by January 28, 2013 delivered the Shares pursuant to the Escrow Agreement to either TSOI or Stockholder (i.e., neither TSOI nor Stockholder receives the Shares from the Escrow Agent), then all references herein to “February 1, 2013”shall be deemed to refer instead to the 5th day after the Escrow Agent delivers the Shares pursuant to the Escrow Agreement either to TSOI or to Stockholder.

6.7

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TSOI any direct or indirect ownership or incidence of ownership of or with respect to the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Tim G. Dixon	/s/ James P. Boyd
Title: President	JAMES P. BOYD

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Therapeutic Solutions International, Inc, a Nevada corporation (“TSOI”), hereby irrevocably appoints and constitutes the Chief Financial Officer of TSOI (the “Proxyholder”), the agent, attorney-in-fact and proxy of the undersigned, with full power of substitution and resubstitution, to the extent of the undersigned’s rights with respect to all shares of TSOI common stock represented, or ostensibly represented, by TSOI common stock certificates NS1-1044 and NS1-1058, (the “Shares” as defined in that certain Voting Agreement of even date herewith between TSOI and Stockholder (the “Voting Agreement”), to vote and only to vote the Shares as follows: the Proxyholder named above is empowered at any time before termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of TSOI’s stockholders, and in every written consent in lieu of any such meeting, or otherwise, (i) in favor of any proposal which is hereafter approved by TSOI’s Board of Directors, to amend TSOI’s articles of incorporation solely to change the number of authorized shares of common stock of TSOI to any number of shares which is designated in such proposal and which is at least 100,000,000; and (ii) to abstain as to any and all other proposals of any kind and on any subject whatsoever.

The proxy granted by Stockholder to the Proxyholder hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Stockholder set forth in Section 1.1 of the Voting Agreement, and is irrevocable in accordance with subsection (5) of Section 355 of Chapter 78 of the Nevada Revised Statutes.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholder to file this proxy and any substitution or revocation of substitution with the Secretary of TSOI and with any Inspector of Elections at any meeting of the stockholders of TSOI.

This proxy shall terminate on February 1, 2013, unless the date references to “February 1, 2013” in the Voting Agreement have, by operation of Section 6.6 of the Voting Agreement, been changed, in which case this proxy shall terminate on the date to which such date references in the Voting Agreement have, by operation of Section 6.6 of the Voting Agreement, been so changed.

This proxy is irrevocable and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

Dated: August 24, 2012
JAMES P. BOYD

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